Exhibit 11
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


                               PULTE CORPORATION
      EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)
                    (000's omitted, except per share data)

                                                Three Months Ended    Nine Months Ended
                                                  September 30,         September 30,
                                               -------------------   -------------------
                                                 1996        1995       1996        1995
                                                 ----        ----       ----        ----
Primary
   Net income ..............................   $127,631   $ 18,797   $152,905   $ 32,936
                                               ========   ========   ========   ========

   Weighted average common shares
      outstanding ..........................     23,944     27,104     25,467     27,104
   Common stock equivalents - stock  options        197        109        225        271
                                               --------   --------   --------   --------
      Total ................................     24,141     27,213     25,692     27,375
                                               ========   ========   ========   ========

   Net income per share ....................   $   5.29   $    .69   $   5.95   $   1.20
                                               ========   ========   ========   ========

Fully diluted
   Net income ..............................   $127,631   $ 18,797   $152,905   $ 32,936
                                               ========   ========   ========   ========

   Weighted average common shares
      outstanding ..........................     23,944     27,104     25,467     27,104
   Common stock equivalents - stock options         197        124        225        290
                                               --------   --------   --------   --------

          Total ............................     24,141     27,228     25,692     27,394
                                               ========   ========   ========   ========

   Net income per share ....................   $   5.29   $    .69   $   5.95   $   1.20
                                               ========   ========   ========   ========
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